UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): September 16, 2009
AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.

(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

1-14303	36-3161171

(Commission File Number)	(I.R.S. Employer Identification Number)

One Dauch Drive, Detroit, Michigan	48211-1198

(Address of principal executive offices)	(zip code)

(313) 758-2000
Registrant’s telephone number, including area code

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8–K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d–2(b))
☐   Pre-commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e–4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 3.02. Unregistered Sales of Equity Securities
Item 7.01. Regulation FD
Item 9.01. Financial Statements and Exhibits
SIGNATURES
INDEX TO EXHIBITS
EX-99.1
EX-99.2
EX-99.3
EX-99.4
EX-99.5
EX-99.6
SECTION 1 — Registrant’s Business and Operations
Item 1.01. Entry into a Material Definitive Agreement
Amendments to AAM’s Revolving Credit Agreement and Term Loan Agreement
          Amended and Restated Revolving Credit Agreement
          On September 16, 2009, American Axle & Manufacturing Holdings, Inc. (“AAM Holdings”) and American Axle & Manufacturing, Inc. (“AAM, Inc.”) (AAM Holdings and AAM, Inc. individually or collectively “AAM”) entered into a Revolving Credit Amendment and Restatement Agreement (the “Revolving Credit Restatement Agreement”) among AAM, Inc., AAM Holdings, the lenders party thereto and JP Morgan Chase Bank, N.A., as Administrative Agent (the “Revolving Credit Agreement Administrative Agent”), under which the Credit Agreement dated as of January 9, 2004 among AAM Holdings, as guarantor, AAM, Inc., as borrower, the Revolving Credit Agreement Administrative Agent, and J.P. Morgan Securities Inc. and Banc of America Securities LLC, as joint lead arrangers and joint bookrunners, was amended and restated (as amended and restated, the “Amended and Restated Revolving Credit Agreement” and the facility thereunder, the “Amended Revolving Credit Facility”).
          Under the Amended Revolving Credit Facility, AAM will be required to comply with revised financial covenants related to secured indebtedness leverage and cash interest expense coverage. AAM will also be required until June 30, 2010 to maintain an average daily minimum liquidity of $85 million. The Amended Revolving Credit Facility limits AAM’s ability to make certain investments, declare or pay dividends or distributions on capital stock, redeem or repurchase capital stock and certain debt obligations, incur liens, incur indebtedness, or merge, make acquisitions and sell assets. Borrowings under the Amended Revolving Credit Facility will continue to bear interest at rates based on adjusted LIBOR or an alternate base rate, plus an applicable margin. The applicable margin for a LIBOR based loan for lenders with commitments under the class A loan facility, which expires December 2011, is currently 6% and the applicable margin for lenders with commitments under the class B loan facility, which expires April 2010, is currently 2.5%. Borrowings under the Amended Revolving Credit Facility will be subject to a collateral coverage test after June 30, 2010.
          AAM Holdings and its domestic subsidiaries (other than AAM, Inc.) will guarantee the obligations of AAM, Inc. under the Amended Revolving Credit Facility. The Amended Revolving Credit Facility is secured on a first priority basis by all or substantially all of the assets of AAM Holdings, AAM, Inc. and each guarantor, including a pledge of all capital stock of the U.S. subsidiaries of AAM Holdings and each guarantor and a portion of the capital stock of AAM Holdings and each guarantor’s first-tier foreign subsidiaries under the Collateral Agreement dated as of November 7, 2008 as amended and restated as of September 16, 2009 (the “Collateral Agreement”) among AAM, Inc., AAM Holdings and its domestic subsidiaries (other than AAM, Inc.) and JP Morgan Chase Bank, N.A., as collateral agent for the lenders under the Amended and Restated Revolving Credit Agreement and lenders under the Amended and Restated Term Loan Agreement (described below). The collateral package equally and ratably secures the Amended Revolving Credit Facility and the Amended Term Loan Facility. The lenders’ rights to such collateral are subject to the Intercreditor Agreement dated as of September 16, 2009 (the “Intercreditor Agreement”) among General Motors Company (“GM”), JPMorgan Chase Bank, N.A., as collateral agent for the first priority secured parties under the Amended Revolving Credit Agreement and Amended Term Loan Agreement. A copy of the Intercreditor Agreement is attached as Exhibit 99.1, and is incorporated herein by reference.
          The collateral package is also subject to the limitations set forth in the Indenture, dated as of February 11, 2004, among AAM, Inc. as issuer, AAM Holdings, as guarantor, and BNY Midwest Trust Company, as trustee, and the Indenture, dated as of February 27, 2007, between AAM, Inc. as issuer, AAM Holdings, as guarantor, and Bank of New York Trust Company, N.A., as trustee (the “Indentures”). Notes issued pursuant to the Indentures will not share in the collateral package.
          Amended and Restated Term Loan Agreement
          On September 16, 2009, AAM Holdings and AAM, Inc. entered into a Term Loan Amendment and Restatement Agreement (the “Term Loan Restatement Agreement”) among AAM, Inc., AAM Holdings, the lenders party thereto and JP Morgan Chase Bank, N.A., as Administrative Agent (the “Term Loan Agreement Administrative Agent”) under which the Credit Agreement dated as of July 14, 2007 among AAM Holdings, as guarantor, AAM, Inc., as borrower, the Term Loan Agreement Administrative Agent, and J.P. Morgan Securities Inc.

and Banc of America Securities LLC, as joint lead arrangers and joint bookrunners, was amended and restated (as amended and restated, the “Amended and Restated Term Loan Agreement” and the facility thereunder, the “Amended Term Loan Facility”).
          The Amended and Restated Term Loan Agreement, among other things, replicates substantially all of the covenants and events of default in the Amended Revolving Credit Facility. AAM will be required to comply with financial covenants related to secured indebtedness leverage and cash interest expense coverage. AAM will also be required to maintain an average daily minimum liquidity of $85 million until June 30, 2010. The Amended Term Loan Facility limits AAM’s ability to make certain investments, declare or pay dividends or distributions on capital stock, redeem or repurchase capital stock and certain debt obligations, incur liens, incur indebtedness, or merge, make acquisitions and sell assets. Loans under the Amended Term Loan Facility will continue to bear interest at rates based on adjusted LIBOR (with a 3% floor) plus 7% or an alternate base rate plus 6%. The Amended Term Loan Facility matures on June 14, 2012 and is prepayable at any time.
          AAM Holdings and its domestic subsidiaries (other than AAM, Inc.) will guarantee the obligations of AAM, Inc. under the Amended Term Loan Facility. The Amended Term Loan Facility is secured on a first priority basis, equally and ratably with the Amended Revolving Credit Facility, by all or substantially all of the assets of AAM Holdings, AAM, Inc. and each guarantor, including a pledge of all capital stock of the U.S. subsidiaries of AAM Holdings and each guarantor and a portion of the capital stock of AAM Holdings and each guarantor’s first-tier foreign subsidiaries under the Collateral Agreement (as defined above). The collateral package is subject to limitations set forth in the Indentures (as defined above). The lenders’ rights to such collateral are subject to the Intercreditor Agreement (as defined above). Notes issued pursuant to the Indentures will not share in the collateral package.
          Copies of the Revolving Credit Restatement Agreement, the Amended and Restated Revolving Credit Agreement, the Term Loan Restatement Agreement, the Amended and Restated Term Loan Agreement and the Collateral Agreement are attached hereto as Exhibits 99.2, 99.3, 99.4, 99.5 and 99.6, respectively, and are incorporated herein by reference. The foregoing description is qualified in its entirety by reference to the full text of the Revolving Restatement Agreement, the Amended and Restated Revolving Credit Agreement, the Term Loan Restatement Agreement, the Amended and Restated Term Loan Agreement and the Collateral Agreement.

Definitive Agreements between AAM and GM
     Settlement and Commercial Agreement
     On September 16, 2009, AAM, entered into a Settlement and Commercial Agreement (the “Settlement Agreement”) with GM.
     On September 16, 2009, AAM received a $110 million payment from GM for cure costs associated with contracts assumed and / or terminated by Motors Liquidation Company in its chapter 11 bankruptcy cases; resolution of outstanding commercial obligations between AAM and GM (including, but not limited to, AAM retaining all programs currently sourced to AAM, AAM amending its standard terms and conditions to be more consistent with GM’s standard terms and conditions with other Tier 1 suppliers, GM’s right to resource one previously awarded program (that has been excluded from AAM’s new business backlog), and GM’s acceptance of its obligation to AAM under the postretirement cost sharing agreement); and adjustment of installed capacity levels reserved for existing and awarded programs to reflect new estimates of market demand as agreed between the parties.
     AAM will receive expedited payment terms of “net 10 days” through June 30, 2011 (as compared to previously existing terms of approximately 45 days), in exchange for a 1.0% early payment discount to GM (“Expedited Payment Terms”). After June 30, 2011, AAM will have the right to elect to continue to receive Expedited Payment Terms through December 31, 2013.
     Under the Settlement Agreement, GM agreed to make available to AAM a second lien term loan facility of up to $100 million (the “Second Lien Term Credit Facility”) (as described below). The Second Lien Term Credit Facility is not prepayable until June 30, 2011, unless the source of such prepayment is cash generated in AAM’s ordinary course business operations. The Second Lien Term Credit Facility is subject to the Intercreditor Agreement with existing senior lenders and cannot be terminated prior to June 30, 2011. Until then, if AAM requires additional liquidity that cannot be satisfied utilizing a combination of the Expedited Payment Terms, proceeds from sales of common equity, proceeds from the issuance of equity linked securities, cash generated from ordinary course business operations, availability under existing credit facilities (including certain permitted indebtedness), or a permitted refinancing (as set forth in the Second Lien Term Credit Facility), AAM will be required to borrow under the Second Lien Term Credit Facility.
     AAM is subject to certain limitations on executive compensation and “golden parachute” agreements until ninety days following the later of repayment and termination of the Second Lien Term Credit Facility and termination of the Expedited Payment Terms.
     Access and Security Agreement
     On September 16, 2009, AAM entered into an Access and Security Agreement (the “Access Agreement”) with GM, under which AAM granted GM, solely as collateral security with a right of access thereunder, a security interest in operating assets, certain real estate and intellectual property used in production of GM component parts. Upon the occurrence of certain specified events, GM is entitled to use and have access to the operating assets and real estate used to manufacture, process and ship GM component parts produced at the AAM facilities which manufacture component parts for GM for a period of up to 360 days after invoking its right of access.
     Upon exercise of its access right, GM has the right to resource component part production (that is subject to the event of default) to alternative suppliers. The right of access will continue for ninety days following the later of repayment and termination of the Second Lien Term Credit Facility and termination of the Expedited Payment Terms. If AAM does not achieve compliance with the Secured Debt Leverage Ratio under the Revolving Credit Facility as of March 31, 2011 (without regard to a waiver, amendment, forbearance or modification of such covenant granted by the Revolving Credit Facility lenders), the Access Agreement will be extended through March 31, 2012.

     Second Lien Term Credit Facility
          On September 16, 2009, AAM entered into a Credit Agreement with GM, as lender, pursuant to which GM has agreed to provide AAM with a $100 million second lien term loan facility (the “Second Lien Term Credit Agreement” and the facility thereunder the “Second Lien Term Credit Facility”).
          The Second Lien Term Credit Agreement allows AAM to make multiple borrowings, of no less than $25 million, up to an aggregate amount of $100 million, through September 30, 2013. Under the Second Lien Term Credit Facility, AAM will be required to comply with financial covenants related to secured leverage and cash interest expense coverage. The Second Lien Term Credit Agreement limits AAM’s ability to make certain investments, declare or pay dividends or distributions on capital stock, redeem or repurchase capital stock and certain debt obligations, sell all or substantially all of its assets, incur liens, incur indebtedness, merge, make acquisitions, and enter into certain agreements that limit its ability to encumber assets. Interest on borrowings under the Second Lien Term Credit Facility is payable quarterly and is based on LIBOR (with a 2% floor) plus 12%. The Second Lien Term Credit Facility matures on December 31, 2013 and cannot be terminated prior to June 30, 2011. AAM cannot prepay amounts borrowed under the Second Lien Term Credit Facility until June 30, 2011 unless the source of prepayment is cash generated from ordinary course business operations. After June 30, 2011, the loan is repayable at par at any time prior to maturity on December 31, 2013.
          Each domestic subsidiary of AAM Holdings (other than AAM, Inc.) will guarantee AAM’s obligations under the Second Lien Term Credit Agreement and related security documentation under a Guarantee Agreement dated as of September 16, 2009 (the “Guarantee Agreement”) by and among AAM, the subsidiary guarantors named therein and GM. The Second Lien Term Credit Facility is secured on a second priority basis, by the collateral package that secures on a first priority basis, the Amended Revolving Credit Facility and the Amended Term Loan Facility under the Collateral Agreement dated as of September 16, 2009 (the “Second Lien Collateral Agreement”) among AAM, its domestic subsidiaries and GM. GM’s rights to the collateral are governed by the Intercreditor Agreement (as defined above). The collateral package is subject to limitations set forth in the Indentures (as defined above). Notes issued pursuant to the indentures will not share in the collateral package.
     Warrant Agreement
     On September 16, 2009, AAM entered into a Warrant Agreement (the “Warrant Agreement”) with GM under which AAM issued GM 4,093,729 warrants (the “Initial Warrants”), which entitles GM to purchase 4,093,729 shares of AAM’s common stock, par value $0.01 per share (“Common Stock”), at an exercise price of $2.76 per share (the “Exercise Price”). AAM agreed to issue to GM up to an additional 6,915,083 Warrants (the “Additional Warrants” and together with the Initial Warrants, the “Warrants”) based upon the amount drawn under the Second Lien Term Loan. The Additional Warrants entitle GM to purchase shares of Common Stock at the Exercise Price. The Warrants will be exercisable at the holder’s option at any time and from time to time, in whole or in part, commencing on September 16, 2009 until 5:00 pm New York City time on September 16, 2014 (the “Expiration Date”).
     The ultimate number of shares of Common Stock to be issued under the Warrant Agreement and the Exercise Price are subject to certain customary anti-dilution adjustments for changes in AAM’s capital stock, rights issues, cash and non-cash distributions, certain repurchases of common stock, consolidation or mergers. The Warrants will not be subject to contractual restrictions on transfer other than as necessary to ensure compliance with U.S. federal and state securities laws.
     GM has agreed that while it or any of its affiliates holds any Warrants or shares of Common Stock issuable upon exercise of the Warrants (the “Warrant Shares”), GM will not (i) acquire, offer to acquire, or agree to acquire, directly or indirectly, securities of AAM or any subsidiary if, following such acquisition, GM and its affiliates would be the beneficial owners of more than 20% of the then outstanding Common Stock without AAM consent, (ii) seek or propose to influence or control the management or policies of AAM, make or in any way participate, directly or indirectly, in any “solicitation” of “proxies” to vote any voting securities of AAM or any subsidiary thereof, or seek to advise or influence any person or entity with respect to the voting of any voting securities of AAM or any subsidiary thereof, (iii) make any public announcement with respect to, or submit a proposal for or offer of, any merger, recapitalization, reorganization, business combination or other extraordinary transaction involving AAM or any subsidiary thereof, or any of their securities or assets, (iv) enter into any negotiations, arrangements or understandings with any third party with respect to the foregoing, or (v) publicly disclose that it has requested AAM to amend or waive any of the above provisions or make such request in a manner that would require public disclosure by AAM.
     In addition, if GM or any of its affiliates exercises a Warrant at any time prior to the 30th calendar day prior to the Expiration Date, it shall not hold any Warrant Shares for more than 30 calendar days following such exercise (the “Disposal Period”); provided, however, that if GM (or any of its affiliates) is prohibited from selling all or any portion of the Warrant Shares pursuant to the registration rights provisions of the Warrant Agreement during the Disposal Period, then the Disposal Period with respect to such Warrant Shares will be extended by the length of time GM (or any of its affiliates) is prohibited from selling such Warrant Shares. GM and its affiliates will have no rights (including the right to vote in the election of directors or receive dividends) with respect to any Warrant Shares held in violation of the previous sentence. If GM (or any of its affiliates) holds any Warrant Shares either during the Disposal Period or following the Expiration Date, it will vote such Warrant Shares proportionally with all other stockholders of AAM.
     The Warrants were issued in a private placement transaction exempt from registration requirements pursuant to Section 4(2) of the Securities Act of 1933, as amended. AAM has granted certain registration rights to GM for the Warrants and the shares of Common Stock held by GM or other holder upon exercise of the Warrants.
SECTION 3 — Securities and Trading Markets
Item 3.02. Unregistered Sales of Equity Securities.
The information set forth under “Item 1.01 Entry into a Material Definitive Agreement — Warrant Agreement” is incorporated by reference into this Item 3.02.
SECTION 7 — Regulation FD
Item 7.01. Regulation FD

•	AAM expects to report a consolidated net profit for the third quarter of 2009 when such quarterly financial results are publicly announced on Friday, October 30, 2009.

o	AAM’s third quarter of 2009 sales are currently estimated to be approximately $400 million.

o	AAM expects its third quarter of 2009 financial results to include the favorable impact of net pension and postretirement benefit curtailment gains. These gains, which will be actuarially determined at the end of the quarter, are currently estimated to be approximately $30 million — $40 million.

•	AAM has sufficient liquidity to operate its business and meet its financial obligations as they come due. As of September 30, 2009, AAM expects to have more than $300 million of liquidity, consisting of available cash, short-term investments and committed borrowing capacity under AAM’s U.S. credit facilities, including the GM Second Lien Term Credit Facility.

Forward Looking Statements
This Current Report on Form 8-K contains forward-looking statements about the Company’s plans, projections, strategies or future performance. Such statements, made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, are based on our current expectations, are inherently uncertain, are subject to risks and should be viewed with caution. Actual results and experience may differ materially as a result of many factors, including but not limited to: our ability to comply with the definitive terms and conditions of various commercial and financing arrangements with our key stakeholders, including senior lenders, General Motors Company (GM) and Chrysler LLC (Chrysler); the impact on our business of requirements imposed on, or actions taken by, any of our customers in response to TARP or similar programs; global economic conditions; availability of financing for working capital, capital expenditures, R&D or other general corporate purposes, including our ability to comply with covenants and commercial agreements; our customers’(including GM and Chrysler) and suppliers’ availability of financing for working capital, capital expenditures, R&D and other general corporate purposes; reduced purchases of our products by GM, Chrysler or other customers; reduced demand for our customers’ products (particularly light trucks and SUVs produced by GM and Chrysler); our ability to achieve cost reductions through ongoing restructuring actions; additional restructuring actions that may occur; our ability to achieve the level of cost reductions required to sustain global cost competitiveness; our ability to maintain satisfactory labor relations and avoid future work stoppages; our suppliers’ ability to maintain satisfactory labor relations and avoid work stoppages; our customers’ and their suppliers’ ability to maintain satisfactory labor relations and avoid work stoppages; our ability to implement improvements in our U.S. labor cost structure; supply shortages or price increases in raw materials, utilities or other operating supplies; our ability or our customers’ and suppliers’ ability to successfully launch new product programs on a timely basis; our ability to realize the expected revenues from our new and incremental business backlog; our ability to attract new customers and programs for new products; our ability to develop and produce new products that reflect market demand; lower-than-anticipated market acceptance of new or existing products; our ability to respond to changes in technology, increased competition or pricing pressures; continued or increased high prices for or reduced availability of fuel; adverse changes in laws, government regulations or market conditions affecting our products or our customers’ products (such as the Corporate Average Fuel Economy regulations); adverse changes in economic conditions or the political stability of our principal markets (particularly North America, Europe, South America and Asia); liabilities arising from warranty claims, product liability and legal proceedings to which we are or may become a party; changes in liabilities arising from pension and other postretirement benefit obligations; risks of noncompliance with environmental regulations or risks of environmental issues that could result in unforeseen costs at our facilities; our ability to attract and retain key associates; other unanticipated events and conditions that may hinder our ability to compete.
It is not possible to foresee or identify all such factors and we make no commitment to update any forward-looking statement or to disclose any facts, events or circumstances after the date hereof that may affect the accuracy of any forward-looking statement.

SECTION 9 — Financial Statements and Exhibits
Item 9.01. Financial Statements and Exhibits
     (d) Exhibits

Exhibit No.	Description

99.1	Intercreditor Agreement dated as of September 16, 2009, by and among American Axle & Manufacturing Holdings, Inc., American Axle & Manufacturing, Inc., General Motors Company and JPMorgan Chase Bank, N.A., as Collateral Agent.

99.2	Revolving Credit Restatement Agreement dated as of September 16, 2009, among American Axle & Manufacturing Holdings, Inc., American Axle & Manufacturing, Inc., the banks and other financial institutions identified therein as lenders party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent.

99.3	Amended and Restated Revolving Credit Agreement dated as of January 9, 2004, as amended and restated as of September 16, 2009, among American Axle & Manufacturing Holdings, Inc., American Axle & Manufacturing, Inc., the banks and other financial institutions identified therein as lenders party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent for the lenders party thereto, and J.P. Morgan Securities Inc. and Banc of America Securities LLC, as Joint Lead Arrangers and Joint Bookrunners.

99.4	Term Loan Restatement Agreement dated as of September 16, 2009, among American Axle & Manufacturing Holdings, Inc., American Axle & Manufacturing, Inc., the banks and other financial institutions identified therein as lenders party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent.

99.5	Amended and Restated Term Loan Agreement dated as of June 14, 2007, as amended and restated as of September 16, 2009, among American Axle & Manufacturing Holdings, Inc., American Axle & Manufacturing, Inc., JPMorgan Chase Bank, N.A. as Administrative Agent for the lenders party thereto, and J.P. Morgan Securities Inc. and Banc of America Securities LLC, as Joint Lead Arrangers and Joint Bookrunners.

99.6	Collateral Agreement dated as of November 7, 2008, as amended and restated as of September 16, 2009, among American Axle & Manufacturing Holdings, Inc., American Axle & Manufacturing, Inc., certain subsidiaries of American Axle & Manufacturing, Inc. identified therein and JPMorgan Chase Bank, N.A., as Collateral Agent.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.
By:	/s/ Michael K. Simonte
	Name:	Michael K. Simonte
	Title:	Executive Vice President – Finance & Chief Financial Officer (also in capacity of Chief Accounting Officer)

Dated: September 17, 2009

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Intercreditor Agreement dated as of September 16, 2009, by and among American Axle & Manufacturing Holdings, Inc., American Axle & Manufacturing, Inc., General Motors Company and JPMorgan Chase Bank, N.A., as Collateral Agent.

99.2	Revolving Credit Restatement Agreement dated as of September 16, 2009, among American Axle & Manufacturing Holdings, Inc., American Axle & Manufacturing, Inc., the banks and other financial institutions identified therein as lenders party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent.

99.3	Amended and Restated Revolving Credit Agreement dated as of January 9, 2004, as amended and restated as of September 16, 2009, among American Axle & Manufacturing Holdings, Inc., American Axle & Manufacturing, Inc., the banks and other financial institutions identified therein as lenders party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent for the lenders party thereto, and J.P. Morgan Securities Inc. and Banc of America Securities LLC, as Joint Lead Arrangers and Joint Bookrunners.

99.4	Term Loan Restatement Agreement dated as of September 16, 2009, among American Axle & Manufacturing Holdings, Inc., American Axle & Manufacturing, Inc., the banks and other financial institutions identified therein as lenders party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent.

99.5	Amended and Restated Term Loan Agreement dated as of June 14, 2007, as amended and restated as of September 16, 2009, among American Axle & Manufacturing Holdings, Inc., American Axle & Manufacturing, Inc., JPMorgan Chase Bank, N.A. as Administrative Agent for the lenders party thereto, and J.P. Morgan Securities Inc. and Banc of America Securities LLC, as Joint Lead Arrangers and Joint Bookrunners.

99.6	Collateral Agreement dated as of November 7, 2008, as amended and restated as of September 16, 2009, among American Axle & Manufacturing Holdings, Inc., American Axle & Manufacturing, Inc., certain subsidiaries of American Axle & Manufacturing, Inc. identified therein and JPMorgan Chase Bank, N.A., as Collateral Agent.